UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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MAXWELL SHOE COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEWS RELEASE

FOR IMMEDIATE RELEASE

MAXWELL SHOE COMPANY BOARD SETS RECORD DATE

IN CONNECTION WITH JONES APPAREL GROUP’S CONSENT SOLICITATION

HYDE PARK, Mass. – March 25, 2004 – Maxwell Shoe Company Inc. (NASDAQ: MAXS) today announced that its Board of Directors has set a record date of March 25, 2004 in connection with Jones Apparel Group, Inc.’s (NYSE:JNY) consent solicitation. Only stockholders of record as of the close of business on that date will be entitled to execute, withhold, or revoke consents.

Additional Information

This information was furnished on behalf of Maxwell Shoe Company Inc. by its Board of Directors. Maxwell Shoe Company Inc. will soon be sending you definitive consent revocation materials that you should read, as they contain information important to your interests, including information required to be presented about the participants in the consent revocation. You may obtain a copy of the preliminary consent revocation materials on form PRE 14A, when filed with the Securities and Exchange Commission (the “SEC”), and the definitive consent revocation materials, when filed, free of charge at the SEC’s website at www.sec.gov. Maxwell Shoe Company Inc. will also provide you with a copy of these materials without charge at its website, at www.maxwellshoe.com.

About Maxwell Shoe Company

Maxwell Shoe Company Inc. designs, develops and markets casual and dress footwear for women and children. The Company’s brands include AK ANNE KLEIN®, DOCKERS® FOOTWEAR FOR WOMEN, J.G. HOOK, JOAN AND DAVID, CIRCA JOAN & DAVID, MOOTSIES TOOTSIES AND SAM & LIBBY.

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Company Contact:	Richard J. Bakos
Chief Financial Officer
Maxwell Shoe Company
(617) 333-4007

Investors:	Lex Flesher
MacKenzie Partners, Inc.
(212) 929-5397

Allison Malkin
Integrated Corporate Relations
(203) 222-9013

Media:	Dan Katcher / Barrett Godsey
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449